UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2024, OPAL Paragon LLC (“Partner Counterparty”), a wholly owned subsidiary of OPAL Fuels Inc. (the “Company”) and owner of 50% of the equity interests of Paragon RNG LLC (“Seller”), entered into a Tax Credit Purchase Agreement (the “TCPA”) with Apollo Management Holdings, L.P. (“Buyer”). Capitalized terms used but not defined herein have the meanings given to such terms in the TCPA.

Pursuant to the terms of the TCPA, Partner Counterparty caused Seller to transfer to Buyer $11,096,604 of Tax Credits (as defined in the TCPA) generated by Seller for a purchase price equal to $8,985,585, net of fees and expenses.
The TCPA contains certain representations, covenants and indemnities of Partner Counterparty with respect to the availability, transferability and sustainability of the Tax Credits. In certain cases, if the Tax Credits are disallowed to or recaptured from Buyer, Partner Counterparty will be required to return the purchase price and pay any taxes, interest or penalties incurred.

All of the obligations of Partner Counterparty under the TCPA are guaranteed by the Company pursuant to the terms of that certain Guaranty, dated September 13, 2024 (the “Guaranty”).

Copies of the TCPA and the Guaranty are filed as exhibits to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference. The above descriptions of the TCPA and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which are filed herewith.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 15, 2024, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated September 18, 2024
10.1 * #	Tax Credit Purchase Agreement, dated September 13, 2024
10.2	Guaranty, dated September 13, 2024
104	Cover Page Interactive Data File

*	Certain of the schedules and exhibits to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request
#	Certain confidential information contained in this document has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2024

OPAL Fuels Inc.

By:	/s/ Scott Contino
Name:	Scott Contino
Title:	Interim Chief Financial Officer